Exhibit 99.1

Form of

PROXY CARD

PETRA ACQUISITION, INC.

5 West 21st Street

New York, NY 10010

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PETRA ACQUISITION, INC.

The undersigned appoints Andreas Typaldos and Sean Fitzpatrick as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Petra Acquisition, Inc. (“Petra”) held of record by the undersigned on December [● ], 2021 at the Special Meeting of Stockholders to be held on January [●], 2022, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 7 BELOW.

1.	Proposal 1 — The Business Combination Proposal — to approve the Agreement and Plan of Merger, dated as of August 29, 2021 (as it may be further amended and/or restated from time to time, the “Business Combination Agreement”), by and among Petra, Petra Acquisition Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Petra (“Merger Sub”), and Revelation Biosciences, Inc., a Delaware corporation (“Revelation”); and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Revelation with Revelation surviving the merger as a wholly owned subsidiary of Petra (the transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”). In addition, in connection with the consummation of the Business Combination, Petra will be renamed “Revelation Biosciences, Inc.” (“New Revelation”). A copy of the Business Combination Agreement is attached to the proxy statement/prospectus as Annex A;

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal 2 — The Nasdaq Proposal — to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 10,500,000 shares of Common Stock in connection with the Business Combination (the “Nasdaq Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal 3 — The Charter Amendment Proposal — to approve the proposed third amended and restated certificate of incorporation of Petra (the “Proposed Charter”), which will replace Petra’s second amended and restated certificate of incorporation, dated October 7, 2020 (the “Current Charter”), and will be in effect upon the consummation of the Business Combination (the “Charter Amendment Proposal”). A copy of the Proposed Charter is attached to the proxy statement/prospectus as Annex B;

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal 4 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

i.	to change the post-Business Combination company’s corporate name from “Petra Acquisition, Inc.” to “Revelation Biosciences, Inc.” (we refer to such proposal as “Advisory Charter Proposal A”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

ii.	increasing the total number of authorized shares of stock from 101,000,000 to 105,000,000 and the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000 (we refer to such proposal as “Advisory Charter Proposal B”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

iii.	prohibiting stockholders from acting by written consent by specifying that any action required or permitted to be taken by stockholders must be effected by a duly called annual or special meeting and may not be effected by written consent (we refer to such proposal as “Advisory Charter Proposal C”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN

iv.	removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the Business Combination, all of which our board of directors believes are necessary to adequately address the needs of the post-Business Combination company (we refer to such proposal as “Advisory Charter Proposal D”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, James Rolke, George F. Tidmarsh, MD, PhD, Jennifer Carver, Jess Roper, and Curt LaBelle, MD (the current members of the Revelation board of directors) to serve on the post-Business Combination company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “Directors Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Proposal 6 — The Equity Incentive Plan Proposal — to approve the 2021 Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is annexed to the proxy statement/prospectus as Annex C, in connection with the Business Combination, including the authorization of the initial share reserve under the Equity Incentive Plan (the “Equity Incentive Plan Proposal”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	Proposal 7 — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Directors Proposal, or the Equity Incentive Plan Proposal (the “Adjournment Proposal”).We refer to this proposal as the “Adjournment Proposal” and, together with the Business Combination Proposal, the Nasdaq Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, the Directors Proposal, and the Equity Incentive Plan Proposal, as the “Proposals.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.